Exhibit 3.94

FIRST AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP

OF

DADE INVESTMENT, L.P.

This First Amendment to the Agreement of Limited Partnership of Dade Investment, L.P. dated as of the 28th day of August, 1991 (the “LP Agreement”), by and among NCP Dade Power, LLC, a Delaware limited liability company, (the “General Partner”), and NCP Pasco LLC, a Delaware limited liability company, (the “Limited Partner”)(together, the “Partners”) is effective as of March 12, 2004.

1.                         Purpose. The purpose of this amendment is: (i) to reflect the conversion of the General Partner to a limited liability company effective March 1, 2004; (ii) to reflect the conversion of the Limited Partner to limited liability company effective March 1, 2004; and (ii) to reflect a change in address of the General Partner.

2.                         General Partner Name Change. The LP Agreement is hereby amended by striking all references to NCP Dade Power Incorporated, a Delaware corporation, as General Partner and by replacing each reference with NCP Dade Power LLC, a Delaware limited liability company.

3.                         Limited Partner Name Change. The LP Agreement is hereby amended by striking all references to NCP Pasco Incorporated, a Delaware corporation, as Limited Partner and by replacing each reference with NCP Pasco LLC, a Delaware limited liability company.

4.                         Address of General Partner. The LP Agreement is hereby amended by striking Article 1.4 in its entirety and by replacing it with the following new Article:

1.4.                              Address of General Partner. The address of the General Partner is c/o ArcLight Capital Holdings, LLC, 200 Clarendon St., 55th floor, Boston, MA 02117.

5.                      No Other Changes. Except as expressly amended by the terms of this Amendment, the LP Agreement remains unchanged and is in full force and effect pursuant to its terms.

DADE INVESTMENT, L.P.

By:	NCP Dade Power LLC, its General Partner

By:	/s/ Daniel Revers
Daniel Revers, President

By:	NCP Pasco LLC, its Limited Partner

By:	/s/ Daniel Revers
Daniel Revers, President

IN WITNESS WHEREOF, this Amendment has been executed as of the 27th day of August, 2004.

GENERAL PARTNERS:	TETON POWER HOLDINGS, LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

BADGER POWER GENERATION I LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

LIMITED PARTNERS:	TETON POWER HOLDINGS, LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President

BADGER POWER GENERATION II LLC

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President